EXHIBIT 21.1

1.  Green Acquisition, Inc.

2.  Triboro Acquisition, Inc.

3.  Jamaica Acquisition, Inc.

4.  GTJ Co., Inc.

5.  GTJ Rate Cap LLC

6.  Green Bus Holding Corp.

7.  Jamaica Buses Holding Corp.

8.  Triboro Coach Holding Corp.

9.  49-19 Rockaway Beach Boulevard, LLC

10. 165-25 147th Avenue, LLC

11. 114-15 Guy Brewer Boulevard, LLC

12. 85-01 24th Avenue, LLC

13. 23-85 87th Street, LLC

14. 612 Wortman Avenue, LLC

15. Varsity Transit, Inc.

16. Varsity Charter Corp.

17. The Bus Depot, Inc.

18. Outdoor NY Corp. f/k/a MetroClean Express Corp.

19. Outdoor NJ, Corp. f/k/a Metroclean Express of New Jersey, Inc.

20. Shelter Express Corp.

21. Shelter Electric Maintenance Corp.

22. Outdoor CA, Corp. f/k/a ShelterCLEAN, Inc.

23. Outdoor AZ, Corp. f/k/a ShelterClean of Arizona, Inc.

24. Transit Facility Management Corp.

25. Transit Facility Claims Corp.

26. Transit Alliance Insurance Co. Ltd.

27. A Very Limited Sticky Situation

28. Farms Springs Road, LLC

29. Shelter Electric Acquisition Subsidiary, LLC

30. ShelterCLEAN of SF, LLC

31. Shelter Parking Corp.

32. Shelter Parking Management, LLC

33. Shelter Parking Brevard, LLC

34. Shelter Parking Regency, LLC

35. GTJ Realty, LP

36. GTJ GP, LLC

37. GTJ Management, LLC

38. Wu/LH 12 Cascade, LLC

39. Wu/LH 269 Lambert, LLC

40. Wu/LH 22 Marsh Hill, LLC

41. Wu/LH 15 Executive, LLC

42. Wu/LH 25 Executive, LLC

43. Wu/LH 35 Executive, LLC

44. Wu/LH 15 Progress, LLC

45. Wu/LH 466 Bridgeport, LLC

46. Wu/LH 470 Bridgeport, LLC

47. Wu/LH 950 Bridgeport, LLC

48. Wu/LH 100 American, LLC

49. Wu/LH 200 American, LLC

50. Wu/LH 300 American, LLC

51. Wu/LH 400 American, LLC

52. Wu/LH 500 American, LLC

53. Wu/LH 103 Fairview Park, LLC

54. Wu/LH 412 Fairview Park, LLC

55. Wu/LH 401 Fieldcrest, LLC

56. Wu/LH 404 Fieldcrest, LLC

57. Wu/LH 36 Midland, LLC

58. Wu/LH 100-110 Midland, LLC

59. Wu/LH 112 Midland, LLC

60. Wu/LH 199 Ridgewood, LLC

61. Wu/LH 203 Ridgewood, LLC

62. Wu/LH 8 Slater, LLC